                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      MITCHELL ENERGY & DEVELOPMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                                [MITCHELL LOGO]

                     2001 TIMBERLOCH PLACE -- P.O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2001

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of MITCHELL ENERGY & DEVELOPMENT CORP. (the "Company") will be held at the MND Learning Center, 2002 Timberloch Place, The Woodlands, Texas 77380, on Wednesday, May 9, 2001, at 10:00 A.M. Central Daylight Time, for the following purposes:

          1. To elect a Board of nine (9) directors;

          2. To consider and act upon a proposal to appoint Arthur Andersen LLP as the Company's independent public accountants for the calendar year ending December 31, 2001; and

          3. To transact such other business as may properly come before the meeting.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY.

     A copy of the Annual Report to Stockholders for the calendar year ended December 31, 2000, has preceded this Notice and Proxy Statement.

                                            By Order of the Board of Directors,

                                            /s/Thomas P. Battle
                                            Secretary

April 5, 2001

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                    2001 TIMBERLOCH PLACE -- P. O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies are being solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 9, 2001, and at any adjournment or adjournments thereof. In addition to mailing proxy materials, such solicitations may be in person or by telephone by directors, officers or employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse banks, nominees, and agents of the stockholders for reasonable costs incurred by them in sending proxy materials to beneficial owners of the Company's Class A Common Stock ("Common Stock"). The entire cost of soliciting proxies in the accompanying form will be borne by the Company.

     This Proxy Statement and the proxy cards are first being mailed to stockholders on or about April 5, 2001.

     A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE MEETING.

                               VOTING OF PROXIES

     It is the policy of this Company to provide stockholders complete privacy in voting. Proxy cards are returned in envelopes to our independent tabulating agent, who receives, inspects, and tabulates the proxies. Voted proxies are not seen by nor reported to the Company, except in aggregate number and in limited circumstances.

     The proxy card accompanying the Proxy Statement mailed to each stockholder of record at the close of business on March 20, 2001, is designed to permit such stockholder to vote in the election of directors and on the other proposals described in this statement. It provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, or to abstain from voting for any proposal if so desired.

     The proxy card specifies Bernard F. Clark, Vice Chairman of the Company, and Thomas P. Battle, General Counsel and Secretary of the Company, to vote all shares represented by proxies returned to the Company. A stockholder wishing to name as his proxy someone other than those designated on such proxy card may do so by crossing out the names of the two designated proxies and inserting the name of the person he wishes to act as his proxy. In that case, it will be necessary for the stockholder to sign the proxy and deliver it to the person named and for the person so named to be present and vote at the meeting. Proxy cards so changed should not be mailed to the Company.

     When a stockholder's proxy card specifies a choice with respect to a matter being voted upon, the shares will be voted accordingly. If no such specifications are made, the shares will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting. The election of directors and the ratification of the appointment of Arthur Andersen LLP as independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting, assuming a quorum is present. The Bylaws of the Company require, for a quorum, the presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of capital stock of the Company entitled to vote. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote. However, abstentions and broker non-votes will be counted in the determination of a quorum.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Holders of record of shares of Common Stock of the Company at the close of business on March 20, 2001 are entitled to vote on the election of directors and on all of the proposals described in this statement at the Annual Meeting or any adjournment or adjournments thereof, each share having one vote on each matter to be presented at the Annual Meeting. There were 49,842,285 shares of the Company's Common Stock outstanding on the record date.

     To the knowledge of the Company, the only person owning beneficially more than five percent of the Company's outstanding Common Stock, its only class of outstanding voting securities, as of February 1, 2001 is as set forth in the following table:

                                                               TOTAL AMOUNT
                                                              OF COMMON STOCK
                                                               BENEFICIALLY     PERCENT
NAME AND ADDRESS                                                   OWNED        OF CLASS
----------------                                              ---------------   --------
George P. Mitchell..........................................    28,018,678*      55.85%
  2001 Timberloch Place
  The Woodlands, Texas

---------------

 * See notes (a), (b) and (e) to the table under "Security Ownership of Management."

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of each class of the Company's Common Stock owned beneficially by each of its directors and nominees for director, by its executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of February 1, 2001:

                                                           TOTAL AMOUNT
                                                          OF COMMON STOCK
                                                           BENEFICIALLY        PERCENTAGE
NAME                                                         OWNED(a)           OF CLASS
----                                                      ---------------      ----------
Robert Baldwin..........................................           500               *
Thomas P. Battle........................................        34,860(e)            *
Bernard F. Clark........................................        36,742(c)            *
Charles J. DiBona.......................................            --
William D. Eberle.......................................         1,198               *
Shaker A. Khayatt.......................................           532(d)            *
George P. Mitchell......................................    28,018,678(b)(e)     55.85%
J. Todd Mitchell........................................            --
M. Kent Mitchell........................................        44,696               *
Philip S. Smith.........................................        40,800(e)            *
W. D. Stevens...........................................       249,230(e)            *
Allen J. Tarbutton, Jr. ................................        88,781(e)            *
All directors and executive officers as a group (12
  persons)..............................................    28,516,017(b-e)      56.43%

---------------

 *  Less than 1%.

(a) Unless otherwise indicated, beneficial owners have sole rather than shared voting and investment power respecting their shares, other than shared rights created under joint tenancy or marital property laws as between the Company's directors and officers and their respective spouses, if any.

(b) Includes 1,022,506 shares held by George P. Mitchell's wife, as to which Mr. Mitchell disclaims beneficial ownership.

(c) Includes 17,194 shares held by Mr. Clark's wife, as to which Mr. Clark disclaims beneficial ownership.

(d) Includes 532 shares held by Mr. Khayatt's wife, as to which Mr. Khayatt disclaims beneficial ownership.

(e) Includes shares which certain officers have a right to acquire within 60 days following February 1, 2001 by exercising stock options. The following shares underlying such unexercised options were added to the holdings of each of the following executive officers: Mr. Battle -- 31,200 shares; Mr. Mitchell -- 361,333 shares; Mr. Stevens -- 235,400 shares; Mr.
     Smith -- 40,800 shares; Mr. Tarbutton -- 61,300 shares. No director or nominee for director (other than Mr. Stevens and Mr. Mitchell) has the right to acquire any shares within such 60-day period.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Nine directors are to be elected and qualified, for a term commencing on the date of this Annual Meeting and continuing until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each nominee listed below currently serves as a member of the Company's Board of Directors and was elected at the Annual Meeting held on June 28, 2000, except for Charles J. DiBona. In the event that any nominee for director should become unavailable to serve, it is intended that votes will be cast, pursuant to the proxy card, for such substitute nominee as may be nominated by the Board of Directors. The Company has no present knowledge that any of the nominees will be unable to serve.

     The nominees for directors are as follows:

                                                       PRINCIPAL OCCUPATION AND            DIRECTOR
NAME                                    AGE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS    SINCE
----                                    ---   ------------------------------------------   --------
Robert W. Baldwin.....................  80    Consultant (Energy/Management); President      1983
                                              of Gulf Refining and Marketing Company, a
                                              division of Gulf Oil Corp. (1975-1981)
Bernard F. Clark......................  79    Vice Chairman of the Board of the Company      1962
Charles J. DiBona.....................  69    Chairman of the Board of Logistics               --
                                              Management Institute, a non-profit defense
                                              and government consulting group (since
                                              1993); President and Chief Executive
                                              Officer of American Petroleum Institute, a
                                              major petroleum industry trade association
                                              (1979-1997); Member of Council of Sentient
                                              Group, international investments (since
                                              2000)
William D. Eberle.....................  77    Chairman of the Board of Manchester            1976
                                              Associates, venture capital consulting
                                              (since 1977); Of Counsel on trade issues
                                              to Kaye, Scholar, Fierman, Hays and
                                              Handler, attorneys-at-law (since 1993)
Shaker A. Khayatt.....................  65    President and Chief Executive Officer of       1972
                                              Khayatt and Company, Inc., investment
                                              banking (since 1979)
George P. Mitchell....................  81    Chairman of the Board and Chief Executive      1947
                                              Officer of the Company

                                                       PRINCIPAL OCCUPATION AND            DIRECTOR
NAME                                    AGE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS    SINCE
----                                    ---   ------------------------------------------   --------
J. Todd Mitchell......................  42    President of GPM, Inc., private                1993
                                              investments (since 1998); Chairman of Rock
                                              Solid Images, a seismic data analysis
                                              software company (since 1998); President
                                              of and geologist for Dolomite Resources,
                                              Inc., a mineral exploration and
                                              investments company (since 1987)
M. Kent Mitchell......................  48    President and Chief Executive Officer of       1988
                                              Bald Head Island Management, Inc., real
                                              estate development and sales (since 1983)
W. D. Stevens.........................  66    President and Chief Operating Officer of       1992
                                              the Company (since 1994); President of
                                              Exxon Company, U.S.A. (1988-1992)

     There are no family relationships by blood, marriage or adoption between any nominee for director or any of the executive officers of the Company, except that J. Todd Mitchell and M. Kent Mitchell are sons of George P. Mitchell.

     The nominees for directors hold the following directorships in other public corporations: Charles J. DiBona -- Halliburton Company; and William D.
Eberle -- America Service Group, Ampco-Pittsburgh Corp., Konover Property Trust, and Showscan Entertainment, Inc.

     George P. Mitchell could be deemed to be a control person with respect to the Company by virtue of his ownership of Common Stock of the Company.

     The Company's Board of Directors has an Audit Committee, which during all of the calendar year ended December 31, 2000 (hereinafter "calendar 2000") consisted of Ben F. Love, Shaker A. Khayatt and Robert W. Baldwin. In February 2001, Mr. Love resigned from the Board of Directors. During calendar 2000, the Audit Committee met four times. As stated in its Audit Committee Report contained in this Proxy Statement, the functions performed by the Audit Committee include reviewing the nature of the services rendered by the Company's independent public accountants, relating to both audit and non-audit services. The Committee also reviews, with representatives of the independent public accountants, the scope of the independent public accountants' audit of the Company's financial statements, results of those audits, and any significant weaknesses in internal accounting controls identified by the independent public accountants in the course of their audit. The Committee each year recommends to the Board of Directors the appointment of a firm of independent public accountants for the coming year and reviews the various other presentations and reports to the Board of Directors relating to accounting matters and financial statements.

     The Company's Board of Directors has a Compensation Committee which during calendar 2000 consisted of Robert W. Baldwin, William D. Eberle and M. Kent Mitchell. During calendar 2000, the Compensation Committee met four times. As stated in its Report on Executive Compensation contained in this Proxy Statement, the Compensation Committee establishes policies with respect to compensation for executives, determines pay levels for senior executives including all named executive officers, reviews compensation levels for all other members of Company senior management, and sets and monitors overall compensation and benefits programs and policies for the Company's entire work force.

     The Company's Board of Directors has an Executive Committee which during calendar 2000 consisted of Ben F. Love, William D. Eberle, M. Kent Mitchell, J. Todd Mitchell and W. D. Stevens. The Executive Committee met one time during calendar 2000. The function of the Executive Committee is to (i) select and nominate successor(s) to George P. Mitchell in the event he were disabled or otherwise unable to function as Chairman of the Board and Chief Executive Officer of the Company, (ii) nominate individuals to serve as directors of the Company, and (iii) perform such other functions as are delegated to it by the Board. The Committee will consider stockholder recommendations for director sent to the Executive Committee,
c/o Thomas P. Battle, Secretary, Mitchell Energy & Development Corp., P.O. Box 4000, The Woodlands, Texas 77387-4000.

     The Company's Board of Directors met seven times during calendar 2000 and held one regular and three special telephonic meetings. Each director attended more than 75 percent of the aggregate number of meetings of directors and committees on which he served, except for Shaker A. Khayatt.

     Currently, each director who is not an employee of the Company receives $51,500 a year for serving as a director and for serving as a member of one or more committees. Each director who is an employee of the Company receives $100 for each directors' meeting which he attends. All directors are reimbursed for any travel, lodging and other expenses incurred in connection with attending any meetings of directors or a committee. During calendar 2000, a supplemental fee of $50,000 was paid to each of the Company's six non-employee directors. Additionally, the Company offers to pay the premium on a $100,000 term life insurance policy for any of its non-employee directors who choose to maintain such coverage. Currently the Company provides such insurance for one of its non-employee directors at an annual premium of $192.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         ----------------------------------
                                                                         SECURITIES
                                                         ANNUAL          UNDERLYING
                                                     COMPENSATION(a)       STOCK       NUMBER OF              ALL OTHER
                                                   -------------------     OPTION     BONUS UNITS    LTIP      COMPEN-
                                        CALENDAR   SALARY      BONUS     AWARDS(b)    GRANTED(c)    PAYOUTS    SATION
NAME/PRINCIPAL POSITION                   YEAR       ($)        ($)         (#)           (#)         ($)        ($)
-----------------------                 --------   -------   ---------   ----------   -----------   -------   ---------
George P. Mitchell                        2000     973,333   1,350,000    130,000            --       --       210,600(d)
  Chairman and CEO                        1999     920,000     350,000    110,000            --       --       210,300(e)
                                          1998     891,667          --         --            --       --       210,600(f)
W. D. Stevens                             2000     650,000   1,175,000         --       115,000       --        39,405(g)
  President and Chief                     1999     600,008     320,000         --        90,000       --        36,400(h)
  Operating Officer                       1998     575,012          --         --            --       --        35,101(i)
Philip S. Smith                           2000     393,000     525,000         --        45,000       --        23,580(k)
  Senior Vice President                   1999     375,167     160,000         --        38,000       --        22,510(k)
                                          1998     367,159          --         --            --       --        22,030(k)
Allen J. Tarbutton, Jr.                   2000     337,333     485,000         --        42,500       --        20,240(k)
  Senior Vice President                   1999     320,000     135,000         --        36,000       --        19,200(k)
                                          1998     311,968          --         --            --       --        18,718(k)
Thomas P. Battle                          2000     280,000     195,000         --        23,500       --        16,800(k)
  Senior Vice President                   1999     269,500     165,000         --        20,700       --        16,170(k)
                                          1998     264,667          --         --            --       --        15,880(k)

---------------

(a) In accordance with Securities and Exchange Commission ("SEC") regulations, no amounts have been reported for perquisites and other personal benefits since the aggregate value of such items provided to each named officer was less than the lesser of 10% of his annual compensation or $50,000.

(b) These options were granted under the Company's 1995 or 1999 Stock Option Plans at exercise prices equal to the fair market value of the Company's stock on the date of grant. Such options are exercisable within ten years from the date of grant and vest over a three-year period.

(c) These bonus units, which are the economic equivalent of stock appreciation rights (SARs), were granted under the Company's 1997 Bonus Unit Plan at floor prices equal to the fair market of the Company's stock on the date of grant. Such units are redeemable within ten years from the date of grant and vest over a three-year period.

(d) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000) and directors' meeting attendance fees ($600).

(e) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000) and directors' meeting attendance fees ($300).

(f) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000) and directors' meeting attendance fees ($600).

(g) For Mr. Stevens, this consists of thrift and savings matching contributions ($38,805) and directors' meeting attendance fees ($600).

(h) For Mr. Stevens, this consists of thrift and savings matching contributions ($36,000) and directors' meeting attendance fees ($400).

(i) For Mr. Stevens, this consists of thrift and savings matching contributions ($34,501) and directors' meeting attendance fees ($600).

(j)  Not used.

(k) For the indicated amounts, this consists exclusively of thrift and savings matching contributions.

STOCK OPTIONS

     The following table shows the stock options granted to the named executive officers during calendar 2000 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock. Also included in this table is the increase in value to all common shareholders using the same assumed rates of appreciation.

                      STOCK OPTION GRANTS IN CALENDAR 2000

                                                 INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                               ------------------------------------------------------     VALUE AT ASSUMED RATES
                               NUMBER OF       PERCENT OF                                     OF STOCK PRICE
                               SECURITIES    TOTAL OPTIONS                                   APPRECIATION FOR
                               UNDERLYING      GRANTED TO      EXERCISE                       OPTION TERM(c)            GRANT
                                OPTIONS       EMPLOYEES IN     PRICE PER                ---------------------------     DATE
                               GRANTED(a)   CALENDAR YEAR(b)     SHARE     EXPIRATION       5%             10%        VALUE(d)
NAME                              (#)             (%)             ($)         DATE          ($)            ($)           ($)
----                           ----------   ----------------   ---------   ----------   -----------   -------------   ---------
George P. Mitchell...........    130,000          28.69         23.9375      5/01/10      1,957,046       4,959,526   1,160,900
W. D. Stevens................         --             --              --           --             --              --          --
Philip S. Smith..............         --             --              --           --             --              --          --
Allen J. Tarbutton, Jr.......         --             --              --           --             --              --          --
Thomas P. Battle.............         --             --              --           --             --              --          --
Increase in value to all
  common stockholders(e).....                                                           742,036,572   1,880,461,508

---------------

(a) The securities underlying the options are shares of the Company's Common Stock.

(b) Based on the total number of options granted to employees under the 1995 and 1999 Stock Option Plans.

(c) Calculated over a ten-year period, which is equal to the maximum term of the options.

(d) Calculated using the Black-Scholes option pricing model, based on the Company's current dividend policy, volatility based on stock price data over the five years preceding the option grants and a risk-free interest rate, which equaled -- at the time of the option grants -- the yield on U.S. Treasury Strips with a time to maturity that approximates the seven-year estimated average life of the options. This resulted in a

     Black-Scholes option value of $8.93 per share for the May 1, 2000 grants. The Company does not believe that values estimated by this model, or any other model, necessarily will be indicative of the values to be realized by an executive.

(e) Calculated using the $23.9375 closing price of the Company's Common Stock on May 1, 2000 (the date of all the calendar 2000 option grants) and the total weighted average number of common shares outstanding (basic) during calendar 2000.

BONUS UNITS

     The Company's bonus units are the economic equivalent of SARs. The following table shows the bonus units granted to the named executive officers during calendar 2000 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the units. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock.

                       BONUS UNIT GRANTS IN CALENDAR 2000

                                                                                        POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                               ------------------------------------------------------   RATES OF STOCK PRICE
                               NUMBER OF    PERCENT OF TOTAL                              APPRECIATION FOR
                                 BONUS        BONUS UNITS        FLOOR                   BONUS UNITS TERM(c)      GRANT
                                 UNITS         GRANTED TO      PRICE PER                ---------------------     DATE
                               GRANTED(a)     EMPLOYEES(b)       SHARE     EXPIRATION      5%          10%      VALUE(d)
NAME                              (#)             (%)             ($)         DATE         ($)         ($)         ($)
----                           ----------   ----------------   ---------   ----------   ---------   ---------   ---------
George P. Mitchell...........        --             --               --          --            --          --          --
W. D. Stevens................   115,000          33.55          23.9375     5/01/10     1,731,233   4,387,273   1,026,950
Philip S. Smith..............    45,000          13.13          23.9375     5/01/10       677,439   1,716,759     401,850
Allen J. Tarbutton, Jr. .....    42,500          12.40          23.9375     5/01/10       639,804   1,621,384     379,525
Thomas P. Battle.............    23,500           6.86          23.9375     5/01/10       353,774     896,530     209,855

---------------

(a)  The bonus unit values are based on prices for the Company's Common Stock.

(b) Based on the total number of bonus units granted in Calendar 2000 to employees under the 1997 Bonus Unit Plan.

(c) Calculated over a ten-year period, which is equal to the maximum term of the bonus units.

(d) Calculated using the Black-Scholes pricing model -- (see note (d) to the preceding table for additional information).

     Shown below is information with respect to stock options and bonus units exercised during calendar 2000 by the named executive officers and their holdings of unexercised grants at December 31, 2000.

               STOCK OPTION/BONUS UNIT EXERCISES IN CALENDAR 2000
                     AND YEAR-END OPTION/BONUS UNIT VALUES

                                                                  NUMBER OF SECURITIES/UNITS         VALUE OF UNEXERCISED
                                      SHARES                        UNDERLYING UNEXERCISED            IN-THE-MONEY GRANTS
                                  ACQUIRED/BONUS                  GRANTS AT DECEMBER 31, 2000        AT DECEMBER 31, 2000
                                 UNITS SURRENDERED     VALUE     -----------------------------   -----------------------------
                                    ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
NAME                                    (#)             ($)          (#)             (#)             ($)             ($)
----                             -----------------   ---------   ------------   --------------   ------------   --------------
STOCK OPTIONS
George P. Mitchell.............           --               --      324,666             203,334    13,250,342      8,439,408
W. D. Stevens..................       77,770         2,347,776     235,400                  --     9,349,623             --
Philip S. Smith................       60,000         2,191,582      40,800                  --     1,476,850             --
Allen J. Tarbutton, Jr. .......       49,500         1,685,208      61,300                  --     2,357,788             --
Thomas P. Battle...............       20,100           745,388      31,200                  --     1,212,775             --

BONUS UNITS
George P. Mitchell.............           --               --       52,000                  --     1,826,500             --
W. D. Stevens..................           --               --       69,000             175,000     2,838,000      7,227,188
Philip S. Smith................       16,200          518,400       20,766              70,334       904,355      2,918,845
Allen J. Tarbutton, Jr. .......           --               --       28,300              66,500     1,159,788      2,760,281
Thomas P. Battle...............        5,000           78,125       15,000              37,300       622,181      1,552,181

RETIREMENT PLAN

     Eligibility for participation in the Company's qualified Retirement Plan is extended to all employees including executive officers, on an equal basis, on each January 1 and July 1 immediately following the completion of one year of participation service. Pension benefits are determined by final average annual compensation where annual compensation is the sum of amounts shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table.

                               PENSION PLAN TABLE

AVERAGE ANNUAL
COMPENSATION FOR
36 CONSECUTIVE                            ANNUAL RETIREMENT INCOME AT AGE 65 EXPRESSED AS A STRAIGHT LIFE ANNUITY
MONTHS IN LAST                      -----------------------------------------------------------------------------------
120 MONTHS                                                           YEARS OF SERVICE
PRECEDING                           -----------------------------------------------------------------------------------
RETIREMENT($)                         10          15          20          25          30           35            40
----------------                    -------     -------     -------     -------     -------     ---------     ---------
450,000...........................   98,124     147,186     196,248     196,248     217,848       254,156       280,557
500,000...........................  109,324     163,986     218,648     218,648     242,649       283,091       312,425
600,000...........................  131,725     197,587     263,450     263,450     292,251       340,959       376,160
700,000...........................  154,126     231,188     308,251     308,251     341,852      398, 828       439,895
800,000...........................  176,526     264,789     353,053     353,053     391,454       456,696       503,631
900,000...........................  198,927     298,390     397,854     397,854     441,055       514,564       567,366
1,400,000.........................  310,930     466,396     621,861     621,861     689,063       803,907       886,043
1,800,000.........................  400,533     600,800     801,067     801,067     887,469     1,035,381     1,140,984

     Eligible employees will receive a retirement benefit equal to the greater of the amounts computed under the following two benefit Formulas A and B upon retirement. The monthly benefit payable under Formula A is equal to 1.65% times average monthly compensation (defined as the average of the compensation received in the 36 highest-paid consecutive calendar months in the last 10 years of employment) plus 0.45% times average monthly compensation in excess of 150% of covered compensation (defined as the average of Social Security Wage Bases over the 35 years prior to the Social Security Retirement Age), such sum then being multiplied by the lesser of years of credited service or twenty years. The monthly benefit payable under Formula B is equal to 1.1% times average monthly compensation plus 0.45% times average monthly compensation in excess of 100% of covered compensation, such sum then being multiplied by years of credited service (up to 35 years of service). Under both formulas, accrued benefits are 100% vested after five years of credited service.

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the Tax Reform Act of 1986, currently limits (i) the total benefit payable under the Retirement Plan annually (currently $140,000), and (ii) the amount of compensation which can be included for benefit calculation purposes (currently $170,000). The Company has adopted supplemental arrangements on a non-qualified basis to maintain for certain employees who may be affected by the annual benefit limit or the compensation limit (for calendar 2000, each of the named executive officers) total benefits upon retirement at approximately the levels shown in the table set forth above.

     Based on certain assumptions (which includes Board of Directors' approval), illustrated above are the approximate annual benefits to which employees would become entitled upon retirement at age 65 under the Retirement Plan and the supplemental, non-qualified plans. The benefits set forth in the table reflect the greater of the Plan's two formulas, are computed on a straight life annuity basis, and would not be further reduced by Social Security income. For the individuals named in the Summary Compensation Table of this Proxy Statement, the credited years of service under the Retirement Plan, as of December 31, 2000, are as follows: George P. Mitchell, 54 years; Thomas P. Battle, 18 years; Philip
S. Smith, 21 years; W. D. Stevens, 7 years; and Allen J. Tarbutton, Jr., 27 years.

     Prior federal law required that any active employee start receiving his/her pension no later than the April 1 following the calendar year in which the age 70 1/2 is reached. Any such employee who continued to work after age 70 1/2 was required to commence benefit payments and continued to receive credit for any additional service rendered after age 70 1/2. George P. Mitchell became 70 1/2 at the time this law was in force, so for calendar 2000, George P. Mitchell received pension payments from the Retirement Plan totaling $163,221 and payments from the supplemental non-qualified retirement plans of $683,507.

SUPPLEMENTARY LIFE INSURANCE AND OTHER AGREEMENTS

     The Company has agreements with Philip S. Smith and Allen J. Tarbutton, Jr., whereby the Company will pay to such officer or his estate an amount, up to a maximum of $200,000 and $250,000, respectively, upon the death of such officer or his retirement at or after age 65, provided he is still employed with the Company at his death or at age 65, whichever occurs first. The Company has purchased a life insurance policy on Mr. Smith's life to insure against such risk. There was no cost to the Company for this policy for calendar 2000 as a result of the prior conversion of such policy to universal life coverage.

SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

     The Company also has an agreement with George P. Mitchell, whereby the Company will pay to Mr. Mitchell's surviving spouse, if any, a supplemental surviving spouse benefit in the event that Mr. Mitchell dies while still employed by the Company, or following termination of employment resulting from total and permanent disability. Such supplemental surviving spouse benefit shall be in an annual amount equal to the greater of (i) Mr. Mitchell's annual base salary from the Company in effect at the time of his death or as of the date he becomes totally and permanently disabled, or (ii) $625,000, and shall be payable until the earlier to occur of (i) 36 monthly installments or (ii) the death of such surviving spouse.

SEVERANCE COMPENSATION

     The Company maintains a Severance Benefit Plan for its employees upon their involuntary termination as well as specific agreements with selected executives ("Change-in-Control Agreements"). Any severance amount under the Severance Benefit Plan applies to essentially all employees and is determined by the individual's length of service with the Company. Individual Change-in-Control Agreements have been established with each of the executives named in the Summary Compensation Table; and with respect to Messrs. Smith and Tarbutton, they are in lieu of other payments under previously disclosed but now terminated severance compensation agreements. The Change-in-Control Agreements provide for severance benefits in the event the executive's employment is terminated in a qualifying termination (as defined in the

Change-in-Control Agreements) resulting from a change-in-control of the Company. Upon such a termination, the executive may receive severance pay equal to between one and one-half to three times the sum of the executive's base salary plus the average annual bonus paid to the executive during the past three years. Upon termination of employment, the executive will also receive a pro rata annual incentive bonus for the year of termination and continued participation in welfare benefits for twenty-four months following the executive's termination; and the executive's nonqualified retirement plans and retiree medical plan benefits will be calculated assuming the executive's employment had continued for three full years following his date of termination. In the event that the severance benefits under the Change-in-Control Agreements exceed the excise tax limit set forth in Section 280G of the Internal Revenue Code, Messrs. Mitchell, Stevens, Smith and Tarbutton will receive an additional cash gross-up payment so that the net amount retained by the participant, after the imposition of the tax, is equal to the amount of severance benefits due him under the Change-in-Control Agreement. All other Change-in-Control Agreements limit the severance benefits to an amount which avoids the excise tax, provided that the limitation shall be applied if, and only if, such limitation results in a greater net cash benefit to the executive than would have been received had the benefits not been capped and an excise tax been levied.

MUTUAL FUND OPTION PLAN

     The Company has a Mutual Fund Option Plan ("MFOP") which permits officers and other key employees of the Company and its affiliates, selected by the Compensation Committee of the Board of Directors of the Company, to replace a portion of their salary, bonus, and certain other cash compensation with options to purchase shares of mutual funds ("MFOP Options"). Each MFOP participant may elect to replace a minimum of 10% of his/her salary and/or 10% of other approved lump sum cash payments up to a maximum of 100% of such amounts, after applicable taxes and deductions for benefit payments, with MFOP Options. The plan expires in ten years from its inception date of July 1, 1998, or earlier at the discretion of the Board.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Cumulative Shareholder Return Graph that follows this report shall not be incorporated by reference into any such filings.

ROLE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for administering compensation programs for the Company's executives. Responsibilities of the Committee include:

     - Establishing policies with respect to compensation for executives;

     - Determining pay levels for senior executives including all named executive officers;

     - Reviewing compensation levels for all other members of Company senior management; and

     - Setting and monitoring overall compensation and benefits programs and policies for the Company's entire workforce.

The Committee is comprised of three non-employee directors.

COMPENSATION PHILOSOPHY

     The Company's overall compensation philosophy is to provide executives with compensation opportunities which reflect:

     - Overall Company performance relative to historical performance, Company goals and objectives, and industry and national economic conditions;

     - Individual efforts and contributions which have added to the success of the Company;

     - Competitive market pay levels and practices; and

     - Internal equity issues.

     While the Committee considers pay levels and program practices of other companies of similar size and operating characteristics, pay levels for the Company's executives are necessarily a function of individual and Company performance, including expected future financial and operating conditions.

     The companies included in the industry groups in the Cumulative Shareholder Return Graph that follows this report are not exclusively the same companies with which the Company compares compensation practices and levels. By nature of the Company's diversified business operations, it must consider such practices in the Exploration and Production, as well as Gas Gathering, Processing and Pipeline industries, in evaluating competitive salaries for individual executives. In choosing the companies with which to compare compensation levels and practices, the Company considers those companies with whom it competes for executive talent in each line of business.

     In addition to reviewing competitive levels of compensation, the Company is committed to ensuring that each executive has the right "mix" of fixed vs. variable and short term vs. long-term compensation. That mix should be consistent with both competitive industry trends as well as the Company's short and long-term operating goals.

     In determining overall compensation, the Committee does not assign quantitative weight to different factors or follow mathematical formulae. Rather, the Committee exercises its discretion and makes a judgment after considering the factors it deems relevant. A discussion of each of the key elements of the Company's executive compensation program and the factors considered in setting each element follows. In determining any one element, the Committee necessarily considers the effect the element has on the total compensation package.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the deductibility of certain compensation paid to the CEO and to each of the four highest paid executive officers who are employed at year end to $1 million per year. However, the policy of this Committee is to establish and maintain a compensation program which maximizes the creation of long-term shareholder value. In this regard, the Committee is obligated to the Board and to the shareholders of the Company to recognize and reward performance which increases the value of the Company. Accordingly, the Committee will continue to exercise discretion in those instances where a purely mechanical approach necessary under tax law considerations would compromise the interests of shareholders.

BASE SALARIES

     Base salaries for executive officer positions are determined, in part, by competitive pay practices. Each year, the Company obtains information through participation in industry specific executive compensation surveys conducted by independent consultants. The Committee analyzes the survey information and makes adjustments to reflect the Committee's assessment of individual performance, experience and scope of responsibility. In 2000, an analysis of competitive data found in such surveys indicated that total cash compensation levels (i.e., base salaries and cash incentive bonuses) are generally in line with the 50th percentile of those found among comparable companies, which is consistent with the Company's compensation philosophy. In an effort to maintain ongoing salary competitiveness, the Compensation Committee approved a 4.25% budget for granting merit-based salary increases to executives, including all of the named executives.

ANNUAL INCENTIVE BONUSES

     Executives are eligible to receive annual cash bonuses based on the overall performance of the Company, as well as individual contributions and performance. Bonuses are designed to reward performance, and as such, are not guaranteed.

     Awards are determined based on the Committee's discretionary assessment of performance. Some of the factors the Committee considers in its assessment include:

     - Revenues;

     - Divisional operating earnings;

     - Net earnings;

     - Reserve replacement; and

     - Expense management.

     Bonuses are not based on specific achievement of predetermined criteria; rather the Committee considers all of the above factors, as well as the current and expected operating climate, when deciding on specific awards. This discretion allows the Committee to utilize its judgment in granting awards which, it believes, truly reflect individual effort expended and the results produced by those efforts.

     Based on the Company's record-setting performance in 2000, the Committee recommended an incentive bonus pool that was significantly larger than in recent prior years. These incentive bonuses were then awarded to all Company executives, as well as employees at every level within the Company. In order to recognize even more individual contributors than in prior years, the majority of this bonus pool was awarded to employees below the executive level.

LONG-TERM INCENTIVES

     Long-term incentives are provided pursuant to the Company's Stock Option and Bonus Unit Plans. Both types of plans provide a direct link between shareholder return (through stock price appreciation) and long-term incentive compensation for executives. Based on information provided by industry surveys and independent consulting firms regarding long-term incentive compensation practices, the Committee has decided that annual long-term incentives should be awarded to executives, including the CEO and other key employees, based upon competitive industry trends in grant size and frequency. Awards, which are generally granted on an annual basis, are at the sole discretion of the Committee. The criteria for determining individual awards include individual performance, scope of responsibility and organizational level.

     In 2000, the Committee granted awards under both the 1995 and 1999 Stock Option Plans, as well as the 1997 Bonus Unit Plan, to executives and other key employees. In addition to being consistent with the Company's desired competitive position for total compensation opportunity, these awards provide an alignment of interests between employees and the Company's shareholders.

CEO COMPENSATION

     The Committee is also responsible for establishing pay levels for the CEO. The compensation of the CEO reflects the same elements, and the Committee considers the same factors described for the other executives in determining the CEO's total compensation (i.e., base salary plus bonuses plus long-term incentives). A recent evaluation of Mr. Mitchell's total compensation against competitive data revealed that it approximated the 50th percentile of the total cash compensation of the CEOs of comparable companies. Mr. Mitchell received a 4.17% increase in base salary during 2000. Like the other named executives, Mr. Mitchell was awarded an incentive bonus based on the Company's strong performance indicators for the year.

     Mr. Mitchell also received a stock option grant in 2000 in an ongoing effort to maintain a level of longer term compensation opportunity that is comparable to CEOs of other large independent oil and gas companies. As the founder and majority owner of the Company, Mr. Mitchell has a significant portion of his wealth invested in the Company's stock. His significant stock ownership continues to provide a strong incentive for Company management to maximize shareholder value.

     The Company contributes $210,000 per year toward Mr. Mitchell's personal life insurance program. Mr. Mitchell is currently receiving distributions from the Company's pension plan (as required by IRS regulations and based on previous contributions made on his behalf). No additional contributions are being made on Mr. Mitchell's behalf to the Company's Thrift and Savings Plan.

Robert W. Baldwin
William D. Eberle
M. Kent Mitchell

                      CUMULATIVE SHAREHOLDER RETURN GRAPH

     The following graph sets forth cumulative total shareholder return for the Company's voting Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Oil -- Secondary Index for the years indicated as prescribed by SEC rules. The information contained in this graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG MITCHELL ENERGY & DEVELOPMENT CORP., THE S&P 500 INDEX
                    AND THE DOW JONES OIL -- SECONDARY INDEX
[GRAPH]

                                                              S&P 500               DJ Oil Secondary
12/95                                                          100.00                         100.00
12/96                                                          123.00                         127.00
12/97                                                          164.00                         126.00
12/98                                                          211.00                          87.00
12/99                                                          255.00                         100.00
12/00                                                          232.00                         160.00

                                                              MEDC
12/95                                                       100.00
12/96                                                       124.00
12/97                                                       168.00
12/98                                                        67.00
12/99                                                       134.00
12/00                                                       378.00

-------------------------------------------------------------------------------------------
                              12/95      12/96      12/97      12/98      12/99      12/00
-------------------------------------------------------------------------------------------
 S&P 500                       100        123        164        211        255        232
 Dow Jones
  Oil -- Secondary             100        127        126         87        100        160
 MEDC                          100        124        168         67        134        378

---------------

* Total return for each of the last five years ended December 31. Assumes $100 was invested on December 31, 1995 in the Company's voting Common Stock or in the indicated index and that dividends were reinvested as received.

                             AUDIT COMMITTEE REPORT

     The Board of Directors has appointed an Audit Committee currently consisting of three members (the Committee). Each of the Committee members satisfies the definition of independent director included in the New York Stock Exchange Listing Standards. The Board adopted a written charter for the Committee on April 5, 2000, which is attached to this proxy statement as Appendix A. The Committee met four times during calendar 2000.

     The Committee monitors (i) the adequacy of the Company's internal controls and financial reporting process and the reliability of its annual and quarterly financial statements and (ii) the independence and performance of the Company's independent public accountants and the work of its internal auditors. It also recommends to the Board the appointment of the independent public accountants.

     The Committee reviewed the Company's audited financial statements for 2000 and discussed such statements with management and Arthur Andersen LLP, the Company's independent public accountants. The Committee also discussed quarterly results and financial reporting matters on a timely basis with management and Arthur Andersen LLP. On a quarterly basis, the Committee discussed with Arthur Andersen LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

     The Committee received the written disclosures required by Independence Standards Board Standard No. 1 from Arthur Andersen LLP and discussed with them their independence. Based on its reviews and discussions, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000.

Robert W. Baldwin
William D. Eberle
Shaker A. Khayatt

                                   AUDIT FEES

     The following schedule summarizes fees billed to the Company by Arthur Andersen LLP for calendar year 2000 services:

Audit Fees..................................................    $485,500
Financial Information Systems Design and Implementation
  Fees......................................................          --
All Other Fees..............................................     243,500
                                                                --------
                                                                $729,000
                                                                ========

The Audit Committee considered whether the providing of non-audit services impacted Arthur Andersen's independence from an audit standpoint and concluded that their independence was not compromised.

                              CERTAIN TRANSACTIONS

     When the Company became a publicly owned corporation in 1972, it adopted a policy that it would not permit its officers and directors to compete with the Company in any manner and that it would not, on terms less favorable to the Company than could have been arranged with an unaffiliated third party, enter into any of the following transactions: (i) make loans to officers, directors or stockholders and (ii) sell to or purchase from its officers or directors any properties or interests therein. Management of the Company believes that all of the transactions summarized below are in keeping with this established policy.

     Prior to the time the Company became a publicly held corporation, George P. Mitchell acquired interests in several oil and gas properties in which the Company also owns interests and for which the Company is operator. The Company distributes to Mr. Mitchell his share of the revenues and charges him for his share of the costs and expenses associated with these oil and gas operations.

     GPM, Inc., a corporation wholly-owned by Mr. Mitchell and of which J. Todd Mitchell is president, leases space from a subsidiary of the Company. The total rent charged during calendar 2000 was $100,010. In addition, the Company provides, at cost, various administrative services to GPM, Inc., including telephone, printing, records storage and insurance services, which during calendar 2000 aggregated $54,306. GPM, Inc. was also included in the Company's high deductible Workers' Compensation insurance program prior to August 1, 1998. During calendar 2000, GPM, Inc. reimbursed the Company for runoff claims and/or losses under such insurance program in the amount of $33,180.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission by the Company's directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each director or officer who failed to file any required reports under Section 16 on a timely basis. To the Company's knowledge, all Section 16 reporting requirements applicable to its other directors and executive officers were complied with for calendar 2000.

          PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company proposes the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. If the stockholders do not appoint Arthur Andersen LLP, the selection of independent public accountants will be made by the Board of Directors, and Arthur Andersen LLP may at that time be considered for such appointment.

     Arthur Andersen LLP has served as the Company's independent public accountants continuously since 1973. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders, will be afforded an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Bylaws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board of Directors) of candidates for election to the Board of Directors and with regard to certain matters to be brought before an Annual Meeting of Stockholders. In general, written notice must be received by the Secretary of the Company not less than 20 days nor more than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting as well as the stockholder submitting the proposal. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

     In order to be included in the proxy materials for the 2002 Annual Meeting, stockholder proposals must be received by the Company on or before December 6, 2001.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matter to be brought before the Annual Meeting other than those mentioned above. However, if any other matters should be properly presented to the meeting for action by the stockholders or should otherwise come before the meeting, including voting on a proposal omitted from this proxy statement in accordance with the rules of the Securities and Exchange Commission, it is intended that the holders of the proxies with discretionary authority to vote on such other matters will vote thereon in their discretion.

                                            By Order of the Board of Directors,

                                            /s/ THOMAS P. BATTLE

                                            Secretary

                                                                      APPENDIX A
                      MITCHELL ENERGY & DEVELOPMENT CORP.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors to assist it in monitoring:

     - The integrity of the Company's financial reporting process and systems of internal controls for finance, accounting and legal compliance.

     - The independence and performance of the Company's independent auditors and internal audit department.

Generally, the Audit Committee should provide an avenue of communication among the independent auditors, management, the internal audit department and the Board of Directors.

     The Audit Committee shall consist of three or more directors as determined by the Board. The members of the Audit Committee shall be appointed by the Board and shall meet the independence and experience requirements of the New York Stock Exchange.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall:

          1. Meet with the independent auditors to review the engagement letter for the annual audit.

          2. On an annual basis, discuss with the independent auditors any relationships the auditors have with the Company that could impair their objectivity and independence and review their letter confirming their independence with respect to the Company.

          3. In consultation with the management, the independent auditors and the internal auditors, discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review any recommendations of the independent auditors together with management's responses.

          4. Recommend to the Board the appointment (or the discharge, if circumstances warrant) of the independent auditors, who are ultimately accountable to the Audit Committee and the Board.

          5. Prior to the distribution of the Company's Annual Report to Shareholders or the filing of its Form 10-K, review the annual audited financial statements with management and discuss the results of the audit with the independent auditors. Discuss the matters required to be communicated to audit committees by Statement on Auditing Standards No. 61, including the independent auditors' judgments about the quality and appropriateness of the accounting principles followed in the Company's financial reporting.

          6. Review annually the fees paid by the Company to the independent auditors for the annual audit and for non-audit services.

          7. Prior to the filing of the Company's quarterly financial statements with the Securities and Exchange Commission, discuss any significant changes in the Company's accounting principles or practices and any items required to be communicated to the Audit Committee by the independent auditors by Statement on Auditing Standards No. 61. The Committee's Chairperson may represent the Committee in such discussions.

          8. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board through the Audit Committee.

          9. On at least an annual basis, review the senior internal audit executive's report on the activities of the department and discuss his thoughts concerning the availability of adequate financial and personnel resources to effectively perform the internal audit function.

          10. Review with the Company's General Counsel at least annually any matters he identifies as having the potential of materially impacting the Company's financial statements, including (i) pending or threatened litigation, (ii) the Company's compliance with applicable laws and regulations, (iii) and inquiries received from regulatory or governmental agencies.

          11. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          12. Annually review a summary prepared by management of related party transactions and potential conflicts of interest involving major shareholders, directors or executive officers of the Company.

          13. Maintain minutes of Audit Committee meetings and make regular reports to the Board.

          14. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

     The Audit Committee has the responsibilities and authority set forth in this Charter. However, it is not the responsibility of the Audit Committee (i) to plan or conduct audits, (ii) to determine whether the Company's financial statements are complete and accurate or comply with accounting principles generally accepted in the United States, or (iii) to assure the Company's compliance with laws and regulations. These are the responsibilities of management or the independent auditors.

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                                [MITCHELL LOGO]

                              CLASS A COMMON STOCK
                                      PROXY

                       MITCHELL ENERGY & DEVELOPMENT CORP.

                    PROXY SOLICITED BY BOARD OF DIRECTORS FOR
              ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2001

      The undersigned hereby appoints Bernard F. Clark and Thomas P. Battle, or either of them, as Proxies, with power of substitution, and authorizes them, or either of them, to represent the undersigned at the Annual Meeting of Stockholders of Mitchell Energy & Development Corp. to be held on May 9, 2001, or any adjournment thereof, and to vote as follows the number of shares which the undersigned would be entitled to vote if personally present.

      This Proxy will be voted in accordance with your instructions or, if no instructions are indicated, will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL            Please mark
NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.                  your votes as  [X]
                                                              indicated in
                                                              this example
1. Election of Directors

   FOR all nominees listed                WITHHOLD AUTHORITY
   (except as indicated to             to vote for all nominees
        the contrary)                           listed
            [ ]                                   [ ]

   Nominees: Robert W. Baldwin, Charles J. DiBona, Bernard F. Clark, William D. Eberle, Shaker A. Khayatt, George P. Mitchell,
   J. Todd Mitchell, M. Kent Mitchell, and W.D. Stevens.

   To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

   ___________________________________________________________________

2. The appointment of Arthur Andersen LLP as the Company's independent public accountants.

           FOR               AGAINST               ABSTAIN
           [ ]                 [ ]                   [ ]

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                                           I PLAN TO ATTEND THE MEETING. [ ]


SIGNATURE______________________ SIGNATURE______________________ DATE____________

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

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